Morgan Stanley New Discoveries Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Security Date of    Price    Shares  %of     Total        Purcha  Broker
         Purchase   Of       Purcha  Assets  Issued       sed
                    Shares   sed                          By
                                                          Fund
Jetblue  04/11/02   $27.00   800     0.160%  $158,490,00  0.015%  Raymond
Airways                                      0                    James
Corp.
Sabre    04/04/02   $44.50   9,700   0.100%  $364,900,00  0.120%  JPMorgan
Holdings                                     0
Corp.
Trimeris 09/26/02   $45.25   11,800  1.333%  $108,600,00  0.492%  Lehman
, Inc.                                       0                    Brothers